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                                    AGREEMENT

          AGREEMENT effective as of June 1, 1998 by and between Sandata, Inc., a Delaware corporation ("Sandata"), and National Medical Health Card Systems, Inc., a New York corporation ("Health Card").

     WHEREAS, Sandata and Health Card entered into an oral agreement (the "Program Support Agreement") on or about March 1, 1994 pursuant to which Sandata would provide certain data processing services to Health Card;

     WHEREAS, in order to perform its obligations under the Program Support Agreement, Sandata had hired several full-time employees (the "Programmers") specializing in computer programming;

     WHEREAS, the parties have determined that all of their obligations to each other under the Program Support Agreement have been completed and, as a consequence, Sandata no longer has a need to continue the employment of the Programmers;

     WHEREAS, Health Card has advised Sandata that Health Card would like to take over all maintenance and support services with respect to the programs previously developed and maintained by Sandata pursuant to the Program Support Agreement and, in that regard, Health Card desires to hire the Programmers;

     WHEREAS, the Programmers are each subject to certain Employee Covenants entered into by them with Sandata which, among other things, restrict the Programmers' ability to compete with Sandata;


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     WHEREAS,  Health Card desires  Sandata (i) to permit the  Programmers to be employed by Health Card; and (ii) in connection therewith, to assign to Health Card its rights under the Employee Covenants; and

     WHEREAS, Sandata is willing to permit Health Card to employ the Programmers and to assign to Health Card its rights under the Employee Covenants in accordance with the terms of this Agreement.

     NOW, THEREFORE, IT IS AGREED:

     1. Concurrently with the execution hereof, Health Card is paying to Sandata two hundred thousand and 00/100 ($200,000) dollars in consideration of Sandata
(a) assigning to Health Card all of its rights to enforce the Employee Covenants against the Programmers or to bring any claim against Health Card arising out of or relating to Health Card's employment of the Programmers, whether based in contract, tort or otherwise; and (b) consenting to the employment by Health Card of the Programmers, whether in connection with the development and maintenance of software previously developed and/or maintained by Sandata or otherwise.

     2. Sandata hereby consents to the employment by Health Card of each of the Programmers, whether in connection with the development and maintenance of software previously developed and/or maintained by Sandata or otherwise.

     3. Sandata hereby waives any and all rights and claims it may have against Health Card arising from or relating to any breach or alleged breach by any such Programmer of the Employee Covenants, whether such right or claim is based in contract, tort or otherwise.

     4. Health Card acknowledges and agrees that (a) nothing contained herein shall impose on Sandata any obligation with respect to the Programmers for any period after May 31, 1998; and (b) as between Sandata and Health Card, Health Card is solely responsible for all

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claims of the Programmers for salaries,  benefits,  consulting fees or otherwise as employees of or consultants (or in any other capacity) to Health Card for all periods after May 31, 1998.

     5. Sandata acknowledges and agrees that (a) nothing contained herein shall impose on Health Card any obligation with respect to the Programmers for any period on or before May 31, 1998; and (b) as between Health Card and Sandata, Sandata is solely responsible for all claims of the Programmers for salaries, benefits, consulting fees or otherwise as employees of or consultants (or in any other capacity) to Sandata for all periods on or before May 31, 1998.

     6. This Agreement shall be governed by the law of the State of New York without regard to any principles of conflicts of laws.

     7. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, heirs, distributees, successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any person not a party hereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     8. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and arrangements with respect to such subject matter. This Agreement may not be modified, amended or terminated orally but only by a writing signed by both parties hereto.

     9. Each of the parties hereto agrees to execute and deliver such other agreements, instruments, certificates or documents which may be reasonably required to effectuate the transactions contemplated hereby.

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     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be executed effective as of the date birth set forth above.


                                      SANDATA, INC.

                                      By:   BERT E. BRODSKY
                                         --------------------------------
                                            Bert E. Brodsky, President



                                      NATIONAL MEDICAL HEALTH CARD
                                       SYSTEMS, INC.



                                      By:   LINDA PORTNEY
                                         -------------------------------
                                            Linda Portney, President


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